EXHIBIT 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports Fourth-Quarter and Full-Year 2014 Results; Provides 2015 Capital and Production Outlook

•	Achieved record Q4 oil production exceeding company guidance

•	Generated U.S. oil production growth of 82 percent in Q4 year over year

•	Increased proved oil reserves to highest level in company history

•	Maintained excellent financial strength and liquidity

•	Reiterated 2015 oil production growth outlook of 20 to 25 percent

•	Decreased 2015 E&P capital budget by 20 percent

OKLAHOMA CITY – Feb. 17, 2015 – Devon Energy Corporation (NYSE:DVN) today reported net earnings for the full-year 2014 of $1.6 billion, or $3.93 per common share ($3.91 per diluted share). This compares to a net loss of $20 million in 2013, or $0.06 per common share ($0.06 per diluted share).

Devon generated cash flow from operations of $6.0 billion in 2014, a 10 percent increase compared to 2013. Including $5.1 billion of cash received from the sale of non-core assets, the company’s total cash inflows for the year exceeded $11 billion.

For the fourth quarter of 2014, Devon’s core earnings totaled $343 million, or $0.84 per common share ($0.83 per diluted share). The company reported a net loss of $408 million, or $1.01 per common share ($1.01 per diluted share) in the fourth quarter.

“Devon delivered another exceptional performance in the fourth quarter, rounding out an outstanding year for the company, including a significant repositioning of the portfolio,” said John Richels, president and CEO. “Production from our top-tier asset portfolio exceeded guidance for all products, proved oil reserves reached a record level and our midstream business increased profitability to an all-time high.

“We expect to sustain operational momentum in 2015 with the significant improvements we have seen in our completion designs and a capital program focused on development drilling,” said Richels. “With strong results from our enhanced completions and a focus on core development areas, we expect growth in oil production to be between 20 and 25 percent in 2015, even with a projected reduction of approximately 20 percent in E&P capital spending compared to 2014.”

Repositioned Portfolio Exceeds Production Expectations

Total production from Devon’s retained assets averaged 664,000 oil-equivalent barrels (Boe) per day during the fourth quarter of 2014. This result exceeded the company’s guidance range by 9,000 Boe per day and represents a 20 percent increase compared to the fourth quarter of 2013. This high-margin growth increased liquids production to 57 percent of the company’s retained asset mix in the fourth quarter.

Devon also delivered record oil production of 239,000 barrels per day in the fourth quarter. This result exceeded the top end of the company’s guidance range and represents a 48 percent increase compared to the fourth quarter of 2013. The most significant growth came from the company’s U.S. operations, where oil production increased a substantial 82 percent for the quarter year over year.

The strong growth in U.S. oil production during the quarter was largely attributable to prolific well results from the company’s world-class Eagle Ford assets. Net production in the Eagle Ford averaged 98,000 Boe per day in the fourth quarter, a 100 percent increase compared to Devon’s first month of ownership in March 2014. The company also achieved another quarter of strong production growth in the Permian Basin. Led by outstanding results from Devon’s Delaware Basin assets, total Permian Basin production increased to 98,000 Boe per day in the fourth quarter, a 14 percent increase compared to the year-ago period.

In Canada, net oil production from the company’s heavy-oil projects increased to a record high of 93,000 barrels per day in the fourth quarter. This strong result exceeded the top end of Devon’s guidance range by 5,000 barrels per day and represents a 15 percent increase in production compared to the fourth quarter of 2013. This growth was driven by the continued ramp-up of the company’s newest heavy-oil facility, Jackfish 3, which exited the year averaging 13,000 barrels per day.

Reserves from Retained Assets Grow; Oil Reserves Climb to Record Levels

Devon’s estimated proved reserves totaled 2.8 billion oil-equivalent barrels on Dec. 31, 2014, a 7 percent increase in reserves compared to the company’s retained asset portfolio in 2013. At year-end, proved oil reserves reached a record 895 million barrels.

The most significant reserve growth came from Devon’s U.S. operations, where oil reserves from retained properties increased 65 percent year over year to 351 million barrels. The substantial growth in U.S. oil reserves is largely attributable to the company’s Eagle Ford acquisition and its Delaware Basin operations. During the year, the company’s U.S. drilling programs added 94 million barrels of light-oil reserves through successful drilling (extensions and discoveries). This represents a replacement rate of approximately 200 percent of the light oil produced during 2014.

Overall, the company’s reserve life index (proved reserves divided by annual production from retained properties) remained at approximately 12 years, and its proved undeveloped reserves accounted for only 25 percent of proved reserves.

Operations Report

For additional details on Devon’s core and emerging assets, please refer to the company’s fourth-quarter 2014 Operations Report at www.devonenergy.com. Highlights from the operations report include:

•	Prolific Q4 results, increasing type curve for Eagle Ford

•	Improved completion design delivers excellent results in Delaware Basin

•	Ramp-up exceeds expectations at Jackfish 3

•	High-rate development wells from Cana-Woodford

Upstream Revenue Increases 16 Percent; Midstream Profit Rises

Revenue from oil, natural gas and natural gas liquids sales totaled $9.9 billion in 2014, a 16 percent increase compared to 2013. The growth in revenue was attributable to the company’s significant increase in U.S. light-oil production. This high-margin growth increased oil sales to 60 percent of Devon’s total upstream revenues during the year.

In the fourth quarter, upstream revenue was $2.1 billion, a 3 percent decrease compared to the fourth quarter of 2013. Cash settlements related to the company’s oil and natural gas hedges increased revenue by $4.23 per Boe in the fourth quarter of 2014, partially offsetting lower realized oil and natural gas liquids prices. At Dec. 31, 2014, Devon’s attractive commodity hedges had a fair market value of nearly $2.0 billion.

The company’s marketing and midstream business also delivered excellent results in 2014, with operating profits reaching an all-time high of $852 million, a 66 percent increase compared to 2013. The year-over-year increase in operating profit was largely driven by growth from EnLink Midstream.

Cash Operating Costs Decline

The company’s successful cost containment efforts resulted in lease operating expenses (LOE), the largest cash cost, of $9.29 per Boe in the fourth quarter. LOE was 5 percent below the low end of Devon’s guidance range and 2 percent lower than the third quarter of 2014. The company’s significant scale in core plays coupled with a consistent focus on efficient operations continues to position Devon as a low-cost producer.

Production and property taxes were $108 million in the quarter, essentially flat compared to the fourth quarter of 2013. Compared to the previous quarter, lower commodity prices drove a decline in production and property taxes of 23 percent.

Net financing costs totaled $167 million in the fourth quarter of 2014, an increase of 50 percent compared to the year-ago quarter. The higher financing costs were due to a $48 million charge attributable to the early redemption of $1.9 billion in senior notes.

General and administrative expenses totaled $252 million in the fourth quarter of 2014. This compares with $157 million in the fourth quarter of 2013. The year-over-year increase resulted from the consolidation of EnLink Midstream and higher employee-related costs.

Depreciation, depletion and amortization expense (DD&A) amounted to $14.89 per Boe in the fourth quarter. For the full-year, DD&A was $13.51 per Boe and compares to a rate of $10.99 in 2013. The increase in DD&A rate was primarily attributable to the company’s Eagle Ford acquisition and EnLink Midstream transaction.

Devon incurred a $1.9 billion non-cash impairment of goodwill in the fourth quarter of 2014. The goodwill was recorded more than a decade ago and was related to an acquisition comprised almost entirely of conventional gas assets in Canada that Devon no longer owns. This non-cash impairment was related to the recent drop in oil prices.

Full-year 2014 income tax expense was $2.4 billion, or 58 percent of pre-tax earnings. This unusually high tax rate resulted principally from the goodwill impairment charge that lowered pre-tax earnings but did not impact the company’s full-year tax obligations. Excluding this impairment charge and other non-recurring items, Devon’s income tax rate was 35 percent of adjusted pre-tax earnings for the full year.

Balance Sheet and Liquidity Remain Strong

Devon’s financial position remains exceptionally strong with investment-grade credit ratings and cash balances of $1.5 billion at the end of the fourth quarter. During the quarter, the company redeemed $1.9 billion in senior notes, completing the debt repayment plan associated with its portfolio transformation. At Dec. 31, the company’s net debt, excluding non-recourse EnLink obligations, totaled $7.8 billion.

2015 Outlook: Production Guidance Unchanged; E&P Capital Reduced 20 Percent

Detailed forward-looking guidance for the first quarter and full year of 2015 is provided later in the release. A notable component of this outlook is Devon’s 2015 E&P capital budget of $4.1 to $4.4 billion. This level of investment implies around a 20 percent decline in E&P spending compared to 2014 and is designed to better balance capital expenditures with expected cash inflows.

Even with reduced E&P capital investment in 2015, the company’s production growth outlook remains unchanged. With significant improvements in completion design and a capital program focused on development drilling, Devon expects to deliver oil production growth of 20 to 25 percent year over year on a retained property basis. This production outlook is driven by balanced oil growth in both the U.S. and Canada.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to general accepted accounting principles). Core earnings and net debt are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided later in this release.

Conference Call Webcast and Supplemental Earnings Materials

Please note that as soon as practicable today, Devon will post additional information, consisting of an operations report and management commentary with associated slides, to its website at www.devonenergy.com. The company’s fourth-quarter 2014 conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Feb. 18, 2015, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; unforeseen changes in the rate of production from our oil and gas properties; uncertainties in future exploration and drilling results; uncertainties inherent in estimating the cost of drilling and completing wells; drilling risks; competition for leases, materials, people and capital; midstream capacity constraints and potential interruptions in production; risk related to our hedging activities; environmental risks; political changes; changes in laws or regulations; our limited control over third parties who operate our oil and gas properties; our ability to successfully complete mergers, acquisitions and divestitures; and other risks identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy Corp. (NYSE: DVN) is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on a balanced portfolio. The company is the second-largest oil producer among North American onshore independents. For more information, please visit www.devonenergy.com.

Investor Contacts

Howard Thill, 405-552-3693

Scott Coody, 405-552-4735

Shea Snyder, 405-552-4782

Media Contact

John Porretto, 405-228-7506

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Oil / Bitumen (MBbls/d)
United States	146	80	127	73
Canada	93	81	82	79

Retained assets	239	161	209	152
Divested assets	—	16	5	16

Total Oil / Bitumen	239	177	214	168

Natural Gas (MMcf/d)
United States	1,684	1,639	1,662	1,658
Canada	23	28	23	28

Retained assets	1,707	1,667	1,685	1,686
Divested assets	3	661	235	707

Total Natural Gas	1,710	2,328	1,920	2,393

Natural Gas Liquids (MBbls/d)
United States	141	114	132	107
Divested assets	—	18	7	19

Total Natural Gas Liquids	141	132	139	126

Oil Equivalent (Mboe/d)
United States	567	467	536	456
Canada	97	86	86	85

Retained assets	664	553	622	541
Divested assets	1	143	51	152

Total Oil Equivalent	665	696	673	693

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

KEY OPERATING STATISTICS BY REGION

	Quarter Ended December 31, 2014
	Avg. Production (MBoe/d)	Gross Wells Drilled	Operated Rigs at December 31, 2014
Permian Basin	98	80	18
Eagle Ford	98	78	3
Canadian Heavy Oil	97	78	11
Barnett Shale	201	14	—
Anadarko Basin	100	30	5
Mississippian-Woodford Trend	20	53	2
Rockies	19	9	4
Other Assets	31	4	—

Retained Assets - Total	664	346	43
Divested assets	1	—	—

Devon - Total	665	346	43

	Year Ended December 31, 2014
	Avg. Production (MBoe/d)	Gross Wells Drilled
Permian Basin	96	324
Eagle Ford	65	242
Canadian Heavy Oil	86	205
Barnett Shale	208	84
Anadarko Basin	94	130
Mississippian-Woodford Trend	20	236
Rockies	20	40
Other Assets	33	5

Retained Assets - Total	622	1,266
Divested assets	51	—

Devon - Total	673	1,266

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND

	2013	2014
	Quarter 4	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Oil (MBbls/d)
Permian Basin	50	55	55	56	55
Eagle Ford	—	11	40	46	60
Canadian Heavy Oil	81	78	77	80	93
Barnett Shale	2	2	2	2	2
Anadarko Basin	9	9	11	10	10
Mississippian-Woodford Trend	8	10	9	10	9
Rockies	8	8	8	10	9
Other assets	3	2	3	2	1

Retained assets	161	175	205	216	239
Divested assets	16	15	4	3	—

Total	177	190	209	219	239

Gas (MMcf/d)
Permian Basin	116	121	134	136	137
Eagle Ford	—	22	86	107	126
Canadian Heavy Oil	28	19	23	26	23
Barnett Shale	995	931	932	896	878
Anadarko Basin	294	281	309	323	329
Mississippian-Woodford Trend	19	28	28	32	31
Rockies	75	65	67	66	58
Other assets	140	140	135	130	125

Retained assets	1,667	1,607	1,714	1,716	1,707
Divested assets	661	585	217	138	3

Total	2,328	2,192	1,931	1,854	1,710

NGL (MBbls/d)
Permian Basin	16	16	18	19	20
Eagle Ford	—	3	10	14	18
Canadian Heavy Oil	—	—	—	—	—
Barnett Shale	56	55	55	54	53
Anadarko Basin	27	29	31	34	34
Mississippian-Woodford Trend	3	5	5	6	6
Rockies	1	1	1	1	1
Other assets	11	10	10	10	9

Retained assets	114	119	130	138	141
Divested assets	18	16	6	5	—

Total	132	135	136	143	141

Combined (MBoe/d)
Permian Basin	86	91	95	98	98
Eagle Ford	—	17	65	78	98
Canadian Heavy Oil	86	81	81	84	97
Barnett Shale	224	213	212	205	201
Anadarko Basin	85	85	93	98	100
Mississippian-Woodford Trend	14	19	18	21	20
Rockies	21	20	21	22	19
Other assets	37	37	35	34	31

Retained assets	553	563	620	640	664
Divested assets	143	128	47	31	1

Total	696	691	667	671	665

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

	Quarter 4		December YTD
(average prices)	FY2014	FY2013	FY2014	FY2013
Natural Gas ($/Mcf) - Henry Hub	$4.04	$3.60	$4.43	$3.65
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$73.05	$97.53	$93.01	$98.02

REALIZED PRICES

	Quarter Ended December 31, 2014
	Oil /Bitumen (Per Bbl)	Gas (Per Mcf)	NGL (Per Bbl)	Total (Per Boe)
United States	$68.19	$3.53	$17.79	$32.45
Canada(1)	$45.71	$0.87	$54.32	$44.01

Realized price without hedges	$59.46	$3.49	$17.75	$34.14
Cash settlements	$10.34	$0.20	$0.04	$4.23

Realized price, including cash settlements	$69.80	$3.69	$17.79	$38.37

	Quarter Ended December 31, 2013
	Oil /Bitumen (Per Bbl)	Gas (Per Mcf)	NGL (Per Bbl)	Total (Per Boe)
United States	$96.04	$3.01	$27.51	$32.96
Canada(1)	$48.50	$3.07	$45.00	$35.74

Realized price without hedges	$71.45	$3.02	$28.73	$33.65
Cash settlements	$3.33	$0.23	$(0.19)	$1.59

Realized price, including cash settlements	$74.78	$3.25	$28.54	$35.24

	Year Ended December 31, 2014
	Oil (Per Bbl)	Gas (Per Mcf)	NGL (Per Bbl)	Total (Per Boe)
United States	$85.64	$3.92	$24.46	$37.96
Canada(1)	$60.05	$3.64	$50.52	$53.11

Realized price without hedges	$75.55	$3.90	$24.89	$40.33
Cash settlements	$1.16	$(0.05)	$0.02	$0.22

Realized price, including cash settlements	$76.71	$3.85	$24.91	$40.55

	Year Ended December 31, 2013
	Oil (Per Bbl)	Gas (Per Mcf)	NGL (Per Bbl)	Total (Per Boe)
United States	$94.52	$3.10	$25.75	$31.59
Canada(1)	$57.18	$3.05	$46.17	$39.91

Realized price without hedges	$74.41	$3.09	$27.33	$33.70
Cash settlements	$0.90	$0.16	$0.01	$0.77

Realized price, including cash settlements	$75.31	$3.25	$27.34	$34.47

(1)	The reported Canadian gas volumes include volumes that are produced from certain of our leases and then transported to our Jackfish operations where the gas is used as fuel. However, the revenues and expenses related to this consumed gas are eliminated in our consolidated financials.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2014	2013	2014	2013
Oil, gas and NGL sales	$2,086	$2,155	$9,910	$8,522
Oil, gas and NGL derivatives	1,960	(96)	1,989	(191)
Marketing and midstream revenues	1,949	565	7,667	2,066

Total operating revenues	5,995	2,624	19,566	10,397

Lease operating expenses	568	584	2,332	2,268
Marketing and midstream operating expenses	1,723	425	6,815	1,553
General and administrative expenses	252	157	847	617
Production and property taxes	108	108	535	461
Depreciation, depletion and amortization	910	711	3,319	2,780
Asset impairments	1,953	16	1,953	1,976
Restructuring costs	2	4	46	54
Gains and losses on asset sales	—	(2)	(1,072)	9
Other operating items	19	30	93	112

Total operating expenses	5,535	2,033	14,868	9,830

Operating income	460	591	4,698	567
Net financing costs	167	111	526	417
Other nonoperating items	2	5	113	1

Earnings from continuing operations before income taxes	291	475	4,059	149
Income tax expense	670	268	2,368	169

Net earnings (loss)	(379)	207	1,691	(20)
Net earnings attributable to noncontrolling interests	29	—	84	—

Net earnings (loss) attributable to Devon	$(408)	$207	$1,607	$(20)

Net earnings (loss) per share attributable to Devon:
Basic earnings (loss) from discontinued operations per share	$(1.01)	$0.51	$3.93	$(0.06)
Diluted earnings (loss) from continuing operations per share	$(1.01)	$0.51	$3.91	$(0.06)
Weighted average common shares outstanding:
Basic	409	406	409	406
Diluted	409	407	411	406

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31, 2014
(in millions)	Devon U.S. & Canada	EnLink	Eliminations	Total
Oil, gas and NGL sales	$2,086	$—	$—	$2,086
Oil, gas and NGL derivatives	1,960	—	—	1,960
Marketing and midstream revenues	1,141	995	(187)	1,949

Total operating revenues	5,187	995	(187)	5,995

Lease operating expenses	568	—	—	568
Marketing and midstream expenses	1,139	771	(187)	1,723
General and administrative expenses	222	30	—	252
Production and property taxes	100	8	—	108
Depreciation, depletion and amortization	826	84	—	910
Asset impairments	1,953	—	—	1,953
Restructuring costs	2	—	—	2
Other operating items	19	—	—	19

Total operating expenses	4,829	893	(187)	5,535

Operating income	358	102	—	460
Net financing costs	147	20	—	167
Other nonoperating items	9	(7)	—	2

Earnings before income taxes	202	89	—	291
Income tax expense	654	16	—	670

Net earnings (loss)	(452)	73	—	(379)
Net earnings attributable to noncontrolling interests	—	29	—	29

Net earnings (loss) attributable to Devon	$(452)	$44	$—	$(408)

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended December 31,		Year Ended December 31,
(in millions)	2014	2013	2014	2013
Cash flows from operating activities:
Net earnings (loss)	$(379)	$207	$1,691	$(20)
Adjustments to reconcile earnings (loss) from continuing operations to net cash from operating activities:
Depreciation, depletion and amortization	910	711	3,319	2,780
Asset impairments	1,953	16	1,953	1,976
Gains and losses on asset sales	—	(2)	(1,072)	9
Deferred income tax expense	1,091	278	1,891	97
Derivatives and other financial instruments	(2,027)	70	(2,070)	135
Cash settlements on derivatives and financial instruments	305	130	104	277
Other noncash charges	100	114	457	309
Net change in working capital	(716)	(194)	50	(298)
Change in long-term other assets	(306)	38	(421)	10
Change in long-term other liabilities	32	69	79	161

Net cash from operating activities	963	1,437	5,981	5,436

Cash flows from investing activities:
Capital expenditures	(1,975)	(1,539)	(6,988)	(6,758)
Acquisitions of property, equipment and businesses	(207)	—	(6,462)	—
Proceeds from property and equipment divestitures	(82)	103	5,120	419
Purchases of short-term investments	—	—	—	(1,076)
Redemptions of short-term investments	—	—	—	3,419
Redemptions of long-term investments	—	—	57	—
Other	2	(86)	89	(3)

Net cash from investing activities	(2,262)	(1,522)	(8,184)	(3,999)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt, net of issuance costs	1,182	2,233	5,340	2,233
Net short-term debt borrowings (repayments)	933	(295)	(385)	(1,872)
Long-term debt repayments	(2,924)	—	(7,189)	—
Proceeds from stock option exercises	1	2	93	3
Proceeds from issuance of subsidiary units	338	—	410	—
Dividends paid on common stock	(99)	(89)	(386)	(348)
Distributions to noncontrolling interests	(48)	—	(235)	—
Other	2	(1)	(2)	4

Net cash from financing activities	(615)	1,850	(2,354)	20

Effect of exchange rate changes on cash	(14)	(19)	(29)	(28)

Net change in cash and cash equivalents	(1,928)	1,746	(4,586)	1,429
Cash and cash equivalents at beginning of period	3,408	4,320	6,066	4,637

Cash and cash equivalents at end of period	$1,480	$6,066	$1,480	$6,066

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)	December 31, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$1,480	$6,066
Accounts receivable	1,959	1,520
Derivatives, at fair value	1,993	75
Income taxes receivable	522	89
Other current assets	544	255

Total current assets	6,498	8,005

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	75,738	73,995
Not subject to amortization	2,752	2,791

Total oil and gas	78,490	76,786
Midstream and other	9,695	6,195

Total property and equipment, at cost	88,185	82,981
Less accumulated depreciation, depletion and amortization	(51,889)	(54,534)

Property and equipment, net	36,296	28,447

Goodwill	6,303	5,858
Other long-term assets	1,540	567

Total assets	$50,637	$42,877

Current liabilities:
Accounts payable	1,400	1,229
Revenues and royalties payable	1,193	786
Short-term debt	1,432	4,066
Deferred income taxes	730	19
Other current liabilities	1,180	555

Total current liabilities	5,935	6,655

Long-term debt	9,830	7,956
Asset retirement obligations	1,339	2,140
Other long-term liabilities	948	834
Deferred income taxes	6,244	4,793
Stockholders’ equity:
Common Stock	41	41
Additional paid-in capital	4,088	3,780
Retained earnings	16,631	15,410
Accumulated other comprehensive earnings	779	1,268

Total stockholders’ equity attributable to Devon	21,539	20,499
Noncontrolling interests	4,802	—

Total stockholders’ equity	26,341	20,499

Total liabilities and stockholders’ equity	$50,637	$42,877

Common shares outstanding	409	406

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CAPITAL EXPENDITURES

	Quarter Ended December 31, 2014
(in millions)	U.S.	Canada	Total
Exploration	$105	$6	$111
Development	1,243	224	1,467

Exploration and development capital	$1,348	$230	$1,578
Capitalized G&A			108
Capitalized interest			13
Acquisitions			10
Devon midstream capital			37
Other capital			40

Total(1)			$1,786

(1)	Excludes $479 million attributable to EnLink.

	Year Ended December 31, 2014
	U.S.	Canada	Total
Exploration	$292	$40	$332
Development	4,115	908	5,023

Exploration and development capital	$4,407	$948	$5,355
Capitalized G&A			376
Capitalized interest			45
Eagle Ford, Cana and other acquisitions			6,376
Devon midstream capital			312
Other capital			125

Total(1)			$12,589

(1)	Excludes $970 million attributable to EnLink.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COSTS INCURRED

	Total
	Year Ended December 31,
(in millions)	2014	2013
Property acquisition costs:
Proved properties	$5,210	$22
Unproved properties	1,177	216
Exploration costs	322	595
Development costs	5,463	5,089

Costs Incurred	$12,172	$5,922

	United States
	Year Ended December 31,
	2014	2013
Property acquisition costs:
Proved properties	$5,210	$19
Unproved properties	1,176	213
Exploration costs	270	443
Development costs	4,400	3,838

Costs Incurred	$11,056	$4,513

	Canada
	Year Ended December 31,
	2014	2013
Property acquisition costs:
Proved properties	$—	$3
Unproved properties	1	3
Exploration costs	52	152
Development costs	1,063	1,251

Costs Incurred	$1,116	$1,409

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

RESERVES RECONCILIATION

	Total
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2013:
Proved developed	361	8,459	491	2,262
Proved undeveloped	476	849	84	701

Total Proved	837	9,308	575	2,963

Revisions due to prices	(38)	236	8	9
Revisions other than price	(19)	(295)	2	(65)
Extensions and discoveries	107	343	47	211
Purchase of reserves	132	457	57	265
Production	(78)	(701)	(51)	(246)
Sale of reserves	(46)	(1,661)	(60)	(383)
As of December 31, 2014:

Proved developed	415	6,984	486	2,065
Proved undeveloped	480	703	92	689

Total Proved	895	7,687	578	2,754

	United States
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2013:
Proved developed	194	7,707	468	1,947
Proved undeveloped	35	843	84	258

Total Proved	229	8,550	552	2,205

Revisions due to prices	(1)	191	7	38
Revisions other than price	(38)	(299)	2	(86)
Extensions and discoveries	94	335	47	197
Purchase of reserves	132	457	57	265
Production	(48)	(660)	(50)	(207)
Sale of reserves	(17)	(923)	(37)	(207)
As of December 31, 2014:

Proved developed	255	6,948	486	1,900
Proved undeveloped	96	703	92	305

Total Proved	351	7,651	578	2,205

	Canada
	Oil / Bitumen (MMBbls)	Gas (Bcf)	NGL (MMBbls)	Total (MMBoe)
As of December 31, 2013:
Proved developed	167	752	23	315
Proved undeveloped	441	6	—	443

Total Proved	608	758	23	758

Revisions due to prices	(37)	45	1	(29)
Revisions other than price	19	4	—	21
Extensions and discoveries	13	8	—	14
Purchase of reserves	—	—	—	—
Production	(30)	(41)	(1)	(39)
Sale of reserves	(29)	(738)	(23)	(176)
As of December 31, 2014:

Proved developed	160	36	—	165
Proved undeveloped	384	—	—	384

Total Proved	544	36	—	549

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The Company must reconcile the Non-GAAP financial measure to related GAAP information.

CORE EARNINGS

(in millions)

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analyst in their published estimates of the company’s financial results. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following tables summarize the effects of these items on fourth-quarter and total-year 2014 earnings.

	Quarter Ended December 31, 2014
	Before-Tax	After-Tax
Net loss attributable to Devon (GAAP)		$(408)
Asset impairments	1,953	1,948
Fair value changes in financial instruments and foreign currency	(1,721)	(1,086)
Gain on asset sales and related repatriation	—	(143)
Early retirement of debt	48	31
Restructuring costs	2	1

Core earnings attributable to Devon (Non-GAAP)		$343

Diluted share count		411
Core diluted earnings per share attributable to Devon (Non-GAAP)		$0.83

	Year Ended December 31, 2014
	Before-Tax	After-Tax
Net earnings attributable to Devon (GAAP)		$1,607
Asset impairments	1,953	1,948
Fair value changes in financial instruments and foreign currency	(1,945)	(1,231)
Gain on asset sales and related repatriation	(955)	(421)
Investment in EnLink deferred income tax	—	48
Restructuring costs	46	35
Early retirement of debt	48	31

Core earnings attributable to Devon (Non-GAAP)		$2,017

Diluted share count		411
Core diluted earnings per share attributable to Devon (Non-GAAP)		$4.91

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NET DEBT

(in millions)

Devon defines net debt as debt less cash and cash equivalents as presented in the following table. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.

	December 31,
	2014	2013
Total debt (GAAP)	$11,262	$12,022
Adjustments:
Cash and cash equivalents	1,480	6,066

Net debt (Non-GAAP)	$9,782	$5,956

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 1		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
United States	150	155	150	155
Canada	100	105	100	105

Total	250	260	250	260

Natural gas (MMcf/d)
United States	1,600	1,650	1,550	1,600
Canada	20	20	20	20

Total	1,620	1,670	1,570	1,620

Natural gas liquids (MBbls/d)
United States	130	135	126	132
Total Boe (MBoe/d)
United States	547	565	534	554
Canada	103	108	103	108

Total	650	673	637	662

PRICE REALIZATIONS GUIDANCE

	Quarter 1		Full Year
	Low	High	Low	High
Oil and bitumen - % of WTI
United States	83%	93%	85%	95%
Canada	46%	56%	55%	65%
Natural gas - % of Henry Hub	83%	93%	83%	93%
NGL - realized price	$9	$14	$8	$18

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

OTHER GUIDANCE ITEMS

	Quarter 1		Full Year
($ millions, except Boe)	Low	High	Low	High
Marketing & midstream operating profit	$180	$210	$860	$920
Lease operating expenses per Boe	$9.60	$10.20	$9.70	$10.30
General & administrative expenses per Boe	$4.00	$4.30	$3.75	$4.25
Production and property taxes as % of upstream sales	7.1%	8.1%	6.7%	7.7%
Depreciation, depletion and amortization per Boe	$14.75	$15.75	$15.25	$16.25
Other operating items	$20	$25	$80	$100
Net financing costs	$110	$130	$440	$500
Current income tax rate	5.0%	10.0%	5.0%	10.0%
Deferred income tax rate	25.0%	30.0%	25.0%	30.0%

Total income tax rate	30.0%	40.0%	30.0%	40.0%

Net earnings attributable to noncontrolling interests	$—	$20	$50	$100

CAPITAL EXPENDITURES GUIDANCE

	Quarter 1		Full Year
(in millions)	Low	High	Low	High
Exploration and development	$1,300	$1,400	$4,100	$4,400
Capitalized G&A and interest	100	120	400	500

Total oil and gas	1,400	1,520	4,500	4,900

Midstream(1)	50	70	110	160
Corporate and other	30	40	100	150

Devon capital expenditures	$1,480	$1,630	$4,710	$5,210

(1)	Excludes capital expenditures related to EnLink.

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

COMMODITY HEDGES

	Oil Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Price ($/Bbl)
Q1-Q4 2015	107,203	$91.07	31,500	$89.67	$97.84	28,000	$116.43
Q1-Q4 2016	—	$—	—	$—	$—	18,500	$103.11

	Oil Basis Swaps
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)
Q1-Q4 2015	Western Canadian Select	31,682	$(17.42)

	Natural Gas Commodity Hedges
	Price Swaps		Price Collars			Call Options Sold
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)
Q1-Q4 2015	250,000	$4.32	328,452	$4.05	$4.36	550,000	$5.09
Q1-Q4 2016	—	$—	—	$—	$—	400,000	$5.00

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index.